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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of Boyd Bros. Transportation Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-83768 and 33-78925 of Boyd Bros. Transportation Inc. and subsidiary on Form S-8 of our report dated February 9, 2001 (March 28 as to the waiver letters described in Note 4), appearing in this Annual Report on Form 10-K of Boyd Bros. Transportation Inc. and subsidiary for the year ended December 31, 2002.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Boyd Bros. Transportation Inc. and subsidiary, listed in Item 14 (a) for the year ended December 31, 2000. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic 2000 consolidated financial statements as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Birmingham, Alabama
March 28, 2003